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                                                                   Exhibit (uuu)

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of December, 1994 by and between Sterling Software, Inc., a Delaware
corporation ("Sterling"), and                  , an individual ("Executive").

                                   RECITALS:

          WHEREAS, Sterling, through its wholly owned subsidiaries, acquires, develops, markets and supports a broad range of products and services; and

          WHEREAS, Sterling desires to continue to retain Executive as its Executive Vice President; and

          WHEREAS, Executive is willing to accept such responsibilities;

          NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                  AGREEMENTS:

     1. Employment. Executive agrees to render such managerial services as are customarily required of the Executive Vice President and Sterling agrees to utilize such services on the terms and conditions contained herein.

     2. Term. This Agreement shall commence on December 1, 1994 and shall continue in effect for thirty-six (36) months after the "Termination Date" as defined in paragraph 3 hereof.

     3. Termination of Employment. The parties acknowledge that Executive is employed "at will" and may be terminated by Sterling at any time with or without cause. The Executive shall be entitled to termination pay calculated in accordance with Section 4 hereof upon termination of Executive's employment by Sterling, with or without cause.

         The date on which a notice of termination is given to Executive by Sterling shall be deemed the "Termination Date".

     4. Termination Pay. For purposes of this Agreement, if Executive's employment is terminated pursuant to Section 3, Sterling shall pay to Executive as termination pay:

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         (a) an amount equal to three (3) times one hundred percent of
             Executive's aggregate monthly salary for the twelve (12) months immediately preceding the Termination Date; and

         (b) an amount equivalent to three (3) times one hundred percent (100%) of Executive's aggregate bonuses for the twelve months immediately prior to the Termination Date.

     5. Disbursement of Termination Pay. The aggregate amount of all termination payments that are payable to Executive as provided in
         Section 4 hereof shall be determined in good faith by the Company within 15 days following the Termination Date, and such termination payments shall be distributed by the Company to Executive in thirty-six
         (36) equal monthly installments beginning thirty (30) days following the Termination Date and continuing every thirty (30) days thereafter.

     6. Continuation of Medical and Health Benefits. For a period of thirty-six (36) months following the Termination Date, the Company shall arrange to provide Executive, at no additional charge to Executive, with life, medical, dental, health, accident and disability insurance benefits substantially similar to those that Executive is receiving or is entitled to receive immediately prior to the Termination Date, which benefits shall in no event be less than those benefits in effect immediately prior to the Termination Date.

     7. Continuation of Stock Options. For a period of thirty-six (36) months following the Termination Date, the Executive shall continue to participate in Sterling's Incentive and Non-Statutory Stock Option Plans, 1992 Non-Statutory Stock Option Plan and any other such plans as may be adopted in the future for the benefit and retention of Sterling's executive officers, provided that such participation shall only apply with respect to options granted on or after November 25, 1994 and prior to the Termination Date. In no event will Sterling be required to make any new grants of options to such Executive after the Termination Date.

     8. Change in Control. Anything in this Agreement to the contrary notwithstanding, in the event of termination of Executive's employment following a Change in Control (as that term is defined in the Employment Agreement dated the 1st day of December, 1994 between Executive and Sterling (the "Parachute Agreement")), at the option of Executive, the terms of the Parachute Agreement shall govern the termination.

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9.   Miscellaneous.

         (i) Notices, demands, payments, reports and correspondence shall be addressed to the parties hereto at the address for such party set forth below or such other places as may from time to time be designated in writing to the other party. Notices hereunder shall be deemed to be given on the date such notices are actually received.

               If to Sterling, to:       8080 N. Central Expressway
                                         Suite 1100
                                         Dallas, TX  75206

               If to Executive, to:      3340 Peachtree Road, N. E.
                                         Atlanta, GA  30326

         (ii) This Agreement shall be binding upon Sterling and Executive and their respective successors, assigns, heirs and personal representatives.

         (iii) The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of the provisions of this Employment Agreement.

     Executed by the parties hereto on the 1st day of December, 1994.

                                    EXECUTIVE


                                    ___________________________________________



                                    STERLING SOFTWARE, INC.


                                    By: _______________________________________
                                        Sterling L. Williams
                                        President and Chief Executive Officer

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